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EXHIBIT 11 - (UNAUDITED)

                           MEDPARTNERS/MULLIKIN, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   AND PRO FORMA NET INCOME (LOSS) PER SHARE


                                                                                   Three Months Ended March 31,
                                                                                     1996                1995
                                                                                   --------             -------
Net income (loss)                                                                  $(15,500)            $ 4,935
                                                                                   ========             =======
PRIMARY
  Weighted average common shares outstanding                                         44,861              31,482
  Weighted average redeemable convertible preferred stock                                 -               2,334
  Net common shares issuable on exercise of certain stock options (1)(2)                                  1,387
                                                                                   --------             -------
  Average common and common equivalent shares outstanding                            44,861              35,203
                                                                                   ========             =======
  Per share amounts                                                                $  (0.35)            $  0.14
                                                                                   ========             =======
FULLY DILUTED
  Weighted average common shares outstanding                                         44,861              31,482
  Weighted average redeemable convertible preferred stock                                 -               2,334
  Net common shares issuable on exercise of certain stock options (1)(2)                                  1,433
                                                                                   --------             -------
  Average common and common equivalent shares outstanding                            44,861              35,249
                                                                                   ========             =======
  Per share amounts                                                                $  (0.35)            $  0.14
                                                                                   ========             =======
PRO FORMA (3)
  Weighted average common shares outstanding                                         44,861              31,482
  Weighted average redeemable convertible preferred stock                                 -               7,001
  Net common shares issuable on exercise of certain stock options                     1,066               1,433
                                                                                   --------             -------
  Average pro forma common and common equivalent shares
    outstanding                                                                      45,927              39,916
                                                                                   ========             =======
  Per share amounts                                                                $  (0.34)            $  0.12
                                                                                   ========             =======

(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than average, for the fully diluted calculation.
(2) Common shares issuable on exercise of certain stock options were not included in the calculation of average common and common equivalent shares outstanding for the three months ended March 31, 1996 since the effect of inclusion would be antidilutive.
(3) Pro forma net loss per share is computed by dividing net income (loss) by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission. All stock options and warrants issued have been considered as outstanding common stock equivalents for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of common stock issued upon conversion of the redeemable convertible preferred stock were assumed to be common stock equivalents for all periods presented.

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